February 14, 2005


CONFIDENTIAL
------------
Mr. Robert Tarini
Chairman & CEO
Technest Holdings, Inc.
90 Grove Street
Ridgefield, CT 06877


         This letter agreement (this "Agreement") confirms the engagement of Greenfield Capital Partners, LLC., a Delaware limited liability company ("GREENFIELD") by Technest Holdings, Inc., (the "COMPANY") to act as: (i) the Company's exclusive placement agent ("PLACEMENT AGENT") to arrange the issuance by the Company of debt securities (including, without limitation, senior or subordinated debt, secured or unsecured debt, or bank debt) ("Debt"), equity securities or any securities (including debt securities, preferred stock or warrants) convertible or exercisable into, or exchangeable for, equity securities (collectively, "EQUITY SECURITIES" and, together with Debt, "SECURITIES"), and (ii) the Company's exclusive financial advisor ("FINANCIAL ADVISOR") to perform the following financial advisory and investment banking services:

                  (a) assisting the Company in analyzing its business, operations, properties, financial condition and prospects and/or analyzing the business, operations, properties, financial conditions and prospects of a third party entity;

                  (b) assisting the Company in preparation of materials (including a private placement memorandum) describing the Company for distribution and presentation to parties that might be interested in a Financing or a transaction on behalf of the Company (it being understood that all such materials shall be the responsibility of the Company);

                  (c) advising the Company as to strategy and tactics for negotiations related to a financing or a transaction and, if requested by the Company, participating in such negotiations;

                  (d) assisting and advise the Company with respect to the form and structure of a financing or a transaction, including financing alternatives, and with the preparation of letters of intent or term sheets relating to a financing Or a transaction; and

                  (e) rendering such other financial advisory and investment banking services as may from time to time be agreed upon in writing by Greenfield and the Company,

The sale of Securities (a "FINANCING" or "FINANCINGS") may occur through a private placement pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the "SECURITIES Act"), and in compliance with applicable state securities laws ("BLUE SKY LAWS").

         1. RETENTION. (a) Subject to the terms and conditions of this Agreement, the Company hereby engages Greenfield to act on behalf of the
Company: (i) as its exclusive Placement Agent during the Authorization Period (as defined in Section 2 below) to arrange for the sale of Securities in an amount and on terms and conditions satisfactory to the Company, and (ii) to act as its exclusive Financial Advisor during the Authorization Period with respect to a Transaction (as defined in Section 4(c) below), and Greenfield hereby accepts such engagement on the terns and conditions hereof. During the Authorization Period, except for Greenfield; the Company will not retain or consult with any person or entity to provide such services to the Company or any of its subsidiaries or affiliates.

                  (b) To the extent Greenfield is requested by the Company to perform any financial advisory or investment banking services which are not within the scope of this Agreement as described herein (such as rendering a fairness opinion), the payment of any fees to Greenfield in respect of such services shall be mutually agreed upon by Greenfield and the Company in writing, IN advance, depending on the level and type of services required, and shall be in addition to the fees and expenses described herein. Except as set forth in the immediately preceding sentence, if Greenfield is legally required to render services directly or indirectly relating to the subject matter of this Agreement (including, but not limited to, producing documents, answering interrogatories, giving depositions, giving expert or other





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Greenfield Capital Partners LLC
testimony, and whether by subpoena, court process or order or otherwise), the Company shall pay Greenfield's then current hourly rates for the persons involved by the time expended in rendering such services, including, but not Limited to, time for meetings, conferences, preparation and travel, and all related reasonable out-of-pocket costs and expenses, and the reasonable legal fees and expenses of Greenfield's legal counsel incurred in connection therewith.

          2. AUTHORIZATION PERIOD. Greenfield's engagement under this Agreement shall become effective on the date of this Agreement and, unless extended by the Company and Greenfield in writing, shall expire one hundred eighty days (180 days) after the date of this Agreement or terminated earlier as provided for herein ("AUTHORIZATION PERIOD"). Greenfield shall be entitled to terminate its engagement hereunder at any time upon ten (10) days prior written notice to the Company. The Company agrees that neither it, its controlling equity holders, nor its management will initiate any discussions regarding a Financing or a Transaction with any prospective investor in Securities or any Person (as defined below) during the term of this Agreement; except through Greenfield. In the event the Company or the Company's management receive any inquiry regarding a Financing or a Transaction ON or after the effective date of this agreement, Greenfield will be promptly informed of such inquiry so that they can evaluate investor or Person party and its interest in a Financing or a Transaction; and assist the Company in any resulting negotiations. For purposes of this Agreement, "PERSON" shall mean any natural person, corporation, unincorporated organization, partnership, limited liability company, association, joint stock company, joint venture, trust or government or any agency or political subdivision of any government or any other entity.

           3. COMPENSATION FOR FINANCING. Upon the closing of a Financing THE Company shall pay Greenfield the compensation set forth below:

                  (a) CASH FEE FOR EQUITY FINANCING. The Company shall pay Greenfield a cash placement fee equal to ten percent (10.0%) of any gross proceeds received by the Company in connection with the portion of any Financing placed by Greenfield in which Equity Securities are issued by the Company (an "EQUITY FINANCING"). In addition, the Company shall pay to Greenfield a non-accountable cash allowance of three percent (3.0%) of any gross proceeds received by the Company in connection with any Equity Financing. Both the cash placement fee and cash allowance shall apply to the financing transaction involving Genex Technologies, Inc. that was initiated prior to this agreement. The cash placement fee and the non-accountable cash allowance shall be paid by wire transfer on the closing of the financing (and such payment shall be a condition of the closing), except with respect to consideration which is contingent upon the occurrence of some future event which shall be paid by the Company to Greenfield upon receipt of such consideration by the Company, Greenfield shall act as solicitation agent on behalf of the Company in connection with the exercise of warrants ("INVESTOR WARRANTS") issued to any investors in connection with a Financing and shall pay Greenfield a cash fee of thirteen percent (13.0%) of the gross proceeds received by the Company in connection with the exercise of such Investor Warrants.

                  (b) CASH FEES FOR DEBT FINANCING. The Company shall pay Greenfield a cash placement fee equal to ten percent (10%) of any gross proceeds received by the Company in connection with any debt financing by the Company including the issuance of Debt Securities which are not convertible or exchangeable into equity security (a "DEBT FINANCING"), In addition, the Company shall pay to Greenfield a non-accountable cash allowance of three percent (3.0%) on any gross proceeds received by the Company in connection with any Debt Financing. In the case of a committed Debt Financing, the placement fee will be calculated based on the aggregate amount committed to the Company from investors in the Debt Financing. The cash placement fee shall be paid by wire transfer on the closing of the Debt Financing (and such payment shall be a condition of the closing).

          4. TAIL PERIOD. The Company shall, and shall cause its affiliates to, pay to Greenfield all compensation described in Section 3 with respect to all Securities sold to an investor or investors and with respect to any Transaction entered into with any Person at any time prior to the expiration of two (2) years after the expiration of the Authorization Period (the "TAIL PERIOD") if
(i) such investor or investors (or their affiliates) were identified in writing to the Company by Greenfield during the Authorization Period, or (ii) upon written request of the Company, Greenfield advised the Company with respect TO such investor or investors during the Authorization Period, or (iii) a closing of a Transaction occurs within six (6) months following the expiration of the Tail Period.

         5. REIMBURSEMENTS. If a sale of Securities to be placed by Greenfield (and otherwise acceptable to the Transaction is not consummated by the Company during the Authorization Period due to (i) the


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Greenfield Capital Partners LLC
occurrence of an event which is reasonably likely to have a material adverse effect on the business, financial condition, results of operations or future prospects of the Company, or (ii) Greenfield discovers facts or events which a reasonable person engaged in the business of investment banking is likely to conclude that reports or registration statements filed by the Company, or other public disclosure made by the Company contains an untrue statement of material fact or omits to state material facts which should have been disclosed therein, the Company shall reimburse Greenfield for all of its reasonable out-of-pocket expenses, not to exceed $50,000, incurred in connection with its engagement, including the fees and disbursements of counsel for Greenfield and the expenses of any travel that may be necessary, upon provision of reasonable documentation of such expenses. If any Financing or Transaction is consummated, the non-accountable cash allowance set forth in Section 3(a) and Section 4(a) hereof shall constitute payment of all such expenses TO the extent paid by the Company and no additional obligation with respect to such expenses shall exist.

         6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents, warrants, and covenants to Greenfield as follows:

                  (a) Neither the Company nor any person acting on its behalf has taken, and the Company shall not and shall not permit its affiliates to take, directly or indirectly, any action so as to cause any of the transactions contemplated by this Agreement to not be exempt from registration or qualification under all applicable securities laws or which constitutes general advertising or general solicitation (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

                  (b) The Company shall take and shall cause its affiliates to take such actions as may be required to comply with this Agreement in all respects.

                  (c) The Company will furnish, or cause to be furnished, to Greenfield such information as Greenfield believes necessary or appropriate to its engagement hereunder (all such information, the "INFORMATION"), and the Company represents that all such Information will be accurate and complete in all material respects. The Company will promptly notify Greenfield of any change that may be material to such information. It is understood that Greenfield will be entitled to rely on and use the Information and other information that is publicly available without independent verification, and will not be responsible in any respect for the accuracy, completeness or reasonableness of all such information or to conduct any independent verification or any appraisal or physical inspection of properties or assets. The Company acknowledges that Greenfield has not made and is not making any independent evaluation of the Company or its assets in performing services hereunder as the Company's Placement Agent or Financial Advisor.

         7. INDEMNIFICATION. The Company agrees to the indemnification provisions and other agreements set forth on SCHEDULE A attached hereto and made a part hereof, all of the provisions of which are incorporated herein by reference and made a part of this Agreement as if set forth in full herein.

         8. ADVERTISEMENTS. The Company agrees that Greenfield has the right to place advertisements in financial and other newspapers, journals, websites or otherwise publicize, at its option and expense, describing its services to the Company hereunder to the extent such services result in a consummated Financing or Transaction, including, without limitation; the reproduction of the Company's logo and a hyperlink to the Company's website. The foregoing shall also include placement of a tombstone on the corporate website of Greenfield. If requested by Greenfield, the Company shall include a mutually acceptable reference to Greenfield in any press release or other public announcement made by the Company regarding the matters described in this Agreement. The Company agrees that it shall not use Greenfield's name, nor the name of any of its employees, representatives or affiliates in any public manner without the prior written consent from Greenfield, which consent shall not be unreasonably withheld.

         9, CERTAIN PROVISIONS. Greenfield's rights to compensation (which term includes all fees, amounts and Placement Agent Warrants or Debt Placement Agent Warrants due or which may become due) shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or, in the case of the expense, indemnification, reimbursement, advertisements, and contribution obligations of the Company, failure to initiate or consummate any transaction described herein or (ii) any termination or the completion or expiration of this Agreement.

         10.0 NOTICES. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the


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Greenfield Capital Partners LLC
intended recipient as follows: (a) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service),
(b) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (c) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (d) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's facsimile machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this section, or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:





If to the Company, to:
                          Technest Holdings, Inc.
                          90 Grove street
                          Ridgefield, CT 06877
                          Facsimile No:
                          Attn.: Robert Tarini

If to Greenfield, to:
                           Greenfield Capital Partners LLC
                           90 Grove Street
                           Ridgefield, CT 06877
                           Facsimile No.: 203-431-8309
                           Attn,: Michael Byl

or to such other address as any party may specify by notice given to the other party in accordance with this section,

         11. CONFIDENTIALITY. No financial advice rendered by Greenfield pursuant to or in connection with this Agreement may be disclosed publicly in any manner without Greenfield's prior written consent, except as may be required by applicable law, regulation or court order but subject to the limitation below. If the Company is required or reasonably expects to be so required to disclose any such advice, the Company shall provide Greenfield with prompt notice thereof so that Greenfield may seek a protective order or other appropriate remedy and take reasonable efforts to assure that all of such advice disclosed will be covered by such order or other remedy, and the Company will cooperate with Greenfield in obtaining such protective order or other appropriate remedy. Whether or not such a protective order or other remedy is obtained, the Company will and will cause its affiliates to disclose only that portion of such advice which the Company is so required to disclose.

         12. INDEPENDENT CONTRACTOR. Greenfield shall be an independent contractor in providing its Placement Agent and Financial Advisor services hereunder. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of principal/agent, employer/employee, or otherwise create any fiduciary duty or any liability whatsoever of either party with respect to the indebtedness, liabilities, obligations or actions of the other party or any of their employees or agents, or any other person or entity, Greenfield shall not have any right to legally bind or otherwise obligate the Company in any manner whatsoever-

         13. MISCELLANEOUS.

                  (a) ATTORNEYS' FEES. If any party to this Agreement brings an action directly or indirectly based upon this Agreement or the matters contemplated hereby against another party, the prevailing party shall be entitled to


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Greenfield Capital Partners LLC
recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such proceeding, including, but not limited to, reasonable attorneys' fees and expenses and court costs.

                  (b) AMENDMENT. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

                  (c) ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

                  (d) WAIVER. Any waiver by a party hereto of any breach of or failure to comply with any provision or condition of this Agreement by any other party hereto shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for in the Notice section hereof. No failure or delay by any party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right.

                  (e) GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed IN accordance with the laws of the State of New Fork applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws that would result in the application of the laws of another jurisdiction. The parties shall make reasonable efforts to resolve any dispute concerning this Agreement, its construction or its alleged breach by face-to-face negotiations. Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal district court for the Southern District of New York with respect to any suit, action or proceeding arising out of or relating to this Agreement, and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court or to assert that any such court is an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in die Notice section hereof. Each of the parties hereby unconditionally and irrevocably waives the right to a trial by jury in any such action, suit or other proceeding.

                  (f) BINDING EFFECT, NO ASSIGNMENT, This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by the Company without the prior written consent of Greenfield, and any attempt to do so shall be void and of no force and effect. The Company acknowledges and agrees that (1) a sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the shareholders of the Company immediately before such merger or consolidation hold, immediately after the merger or consolidation, less than of 50% of the voting power of the surviving entity; or (3) any transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred, shall be deemed to constitute an assignment hereunder.

                  (g) HEADINGS. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

                  (h) DRAFTING HISTORY. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted. The parties acknowledge that this Agreement was negotiated and drafted with each Party being represented by competent counsel of its choice and with each Party having an equal opportunity to participate in the drafting of the provisions hereof and shall therefore be construed as if drafted jointly by the Parties.

Counterparts



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Greenfield Capital Partners LLC

                  (i) COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts (including by facsimile signature, which shall constitute a legal and valid signature), and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the Parties,

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Greenfield Capital Partners LLC

Greenfield is delighted to accept this engagement and looks forward to working with you as your Placement Agent and Financial Advisor. Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Greenfield the enclosed duplicate copy of this Agreement


                                        Very truly yours,


                                        GREENFIELD CAPITAL PARTNERS LLC


                                        By: /s/ Michael Byl
                                            --------------------------------
                                            Name: Michael Byl
                                            Title: President


ACCEPTED AND AGREED TO

this 14th day of Feb 2005


TECHNEST HOLDINGS, INC.


By: /s/ Robert Tarini
    -----------------------------
    Name: Robert Tarini
    Title: CEO

                                                                      SCHEDULE A
                                                                      ----------

                           INDEMNIFICATION PROVISIONS


TO:      Greenfield Capital Partners LLC
         90 Grove Street
         Ridgefield, CT 06877

         In connection with your engagement pursuant to our letter agreement of even date herewith (the "engagement"), the Company agrees to indemnify and hold harmless Greenfield Capital Partners LLC ("Greenfield" or "you") and its affiliates, the respective directors, officers, partners, agents and employees of Greenfield and its affiliates, and each other person, if any, controlling Greenfield or any of its affiliates (collectively, "INDEMNIFIED PERSONS"), from and against, and we agree that no Indemnified Person shall have any liability to us or our owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively "LOSSES") (A) related to or arising out of (i) our actions or failures to act (including statements or omissions made, or information provided in writing, by us or our agents) or (ii) actions or failures to act by an Indemnified Person with our consent or in reliance on our actions or failures to act, or (B) otherwise related to or arising out of the Engagement or your performance thereof, except that this clause (B) shall not apply to any Losses that are finally judicially determined to have resulted primarily from your bad faith or gross negligence or breach of the letter agreement. If such indemnification is for any reason not available or insufficient to hold you harmless, we agree to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by us and by you with respect to the Engagement or, if such allocation is judicially determined unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of us on the one hand and of you on the other hand; PROVIDED, HOWEVER, that, in no event shall the amount to be contributed by you exceed the fees actually received by you under the Engagement.

         We will reimburse each Indemnified Person for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any action, claim, investigation, inquiry, arbitration or other proceeding ("ACTION") referred to above (or enforcing this agreement or any related engagement agreement), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party, and whether or not such Action is initiated or brought by you. We further agree that we will not settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Person is a party therein) unless we have given you reasonable prior written notice thereof and used all reasonable efforts, after consultation with you, to obtain an unconditional release of each Indemnified Person from all liability arising therefrom. In the event we are considering entering into one or a series of transactions involving a merger or other business combination or a dissolution or liquidation of all or a significant portion of our assets, we shall promptly notify you in writing, If requested by Greenfield, we shall then establish alternative means of providing for our obligations set forth herein on terms and conditions reasonably satisfactory to Greenfield.

         If multiple claims are brought against you in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, we agree that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for. In the event that you are called or subpoenaed to give testimony in a court of law, we agree to pay your expenses related thereto. Our obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. Solely for the purpose of enforcing this agreement, we hereby consent to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought by or against any Indemnified Person. We acknowledge that in connection with the Engagement you are acting as an independent contractor with duties owing solely to us. YOU HEREBY AGREE, AND WE HEREBY AGREE ON OUR OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF OUR SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE, ENGAGEMENT, YOUR PERFORMANCE THEREOF OR THIS AGREEMENT.

         The provisions of this agreement shall apply to the Engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the Engagement. This agreement and any other agreements relating to the Engagement shall be governed by and construed in accordance with the laws of the state of New York, without regard to conflicts of law principles thereof.